UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2017

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive Suite 100 Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On March 8, 2017, the Board of Directors (the “Board”) of Tabula Rasa HealthCare, Inc. (the “Company”) increased the size of the Board from six directors to seven directors and appointed Dennis Helling as a director of the Board.  Dr. Helling will serve as a Class II director, to serve until the 2018 annual meeting of stockholders or until his earlier resignation, retirement or other termination of service.  It is contemplated that Dr. Helling may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  The Board has determined that Dr. Helling is an independent director in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.  Dr. Helling will be compensated in accordance with the non-employee director compensation program of the Board, as described in the Company’s final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on September 29, 2016 in connection with the Company’s initial public offering completed in October 2016 (the “IPO”).

Dr. Helling, 68, has been a Clinical Professor at the University of Colorado Skaggs School of Pharmacy and Pharmaceutical Sciences since 1992. From 1992 until January 2013, Dr. Helling served as the Executive Director of Pharmacy Operations and Therapeutics at Kaiser Permanente Colorado, a nonprofit health maintenance organization that develops innovative pharmacy services. In 1979, Dr. Helling co-founded the American College of Clinical Pharmacy, an international association of clinical pharmacists dedicated to optimizing drug therapy outcomes in patients, and served as President from 1997 through 1998. Dr. Helling also served as President of the Accreditation Council for Pharmacy Education, a national agency responsible for the accreditation of professional degree programs in pharmacy, from 2002 through 2004 and the American Pharmacists Association Foundation, a nonprofit organization whose mission is to improve health by inspiring philanthropy, research, and innovation that advances pharmacists’ patient care services, from 2010 through 2012. Over his career, Dr. Helling has been actively involved in hospice and palliative care, serving on the boards of Care Synergy since 2015 and as Vice-Chair of The Denver Hospice Board of Directors since 2009.  Dr. Helling has also chaired the Working Group on Pharmacy Reimbursement in the Federation of International Pharmacy.  Dr. Helling currently serves on the American Pharmacists Association Board of Trustees and the Board of Pharmacy Specialties Board of Directors. Dr. Helling earned a BSPharm from the St. Louis College of Pharmacy, a PharmD from the University of Cincinnati College of Pharmacy and completed his residency at Cincinnati General Hospital.  Dr. Helling was awarded the highest national honor in pharmacy, the Remington Honor Medal, in 2013.  The Board believes that Dr. Helling’s experience in hospice care and pharmacy services and prior director experience will make him a valuable member of our Board.

In connection with his appointment, Dr. Helling will enter into the Company’s standard indemnification agreement, the form of which was previously filed with the Company’s Registration Statement on Form S-1 (Registration No. 333-208857) in connection with the IPO. There is no other material Company plan, contract or arrangement in which Dr. Helling will participate in connection with his appointment. There are no arrangements or understandings between Dr. Helling and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Helling and any of the Company’s other directors or executive officers. There are also no related party transactions between Dr. Helling and the Company.

Item 7.01  Regulation FD Disclosure.

On March 10, 2017, the Company issued a press release announcing Dr. Helling’s appointment to the Board. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

The information provided in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed to be incorporated by reference in any filing made by the Company pursuant to the Securities Act or the Exchange Act other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
99.1	Press release of Tabula Rasa HealthCare, Inc. issued March 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: March 10, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Tabula Rasa HealthCare, Inc. issued March 10, 2017